                                                                  [PLEXUS LOGO]
                                                The Product Realization Company

FOR IMMEDIATE RELEASE

               PLEXUS ACHIEVES 29% REVENUE GROWTH FOR FISCAL 2004

                EXPECTS 15% TO 18% REVENUE GROWTH IN FISCAL 2005

             INITIATES Q1 GUIDANCE: REVENUE OF $280 TO $290 MILLION

NEENAH, WI, October 27, 2004 - Plexus Corp. (NASDAQ: PLXS) today announced that revenue for its fourth fiscal quarter increased 26% to $273.3 million, compared to $216.1 million in the prior-year period. The Company reported a loss for its fourth fiscal quarter of $(36.8) million, equivalent to $(0.85) per diluted share. The net loss for the period included a previously announced $36.8 million valuation allowance related to deferred tax assets, and $3.8 million of previously announced restructuring and impairment costs. Excluding these items the Company had pro-forma net income for its fourth fiscal quarter of $3.9 million, or $0.09 per fully diluted share.

For the full year Plexus achieved revenue of $1,040.9 million and recorded a net loss of ($31.6) million, equivalent to a loss of ($0.74) per share. Excluding restructuring and impairment charges and tax adjustments, the Company reported pro-forma net income of $13.5 million, equivalent to EPS of $0.31 for fiscal 2004. For fiscal 2003, the Company reported revenue of $807.8 million and a net loss of ($68.0) million, equivalent to a loss of ($1.61) per share. On a pro-forma basis, Plexus reported a net loss of ($7.2) million, equivalent to a loss of ($0.17) per share for fiscal 2003.

The Company provides non-GAAP supplemental information -- more specifically, pro-forma net income and EPS excluding restructuring and impairment costs and tax adjustments. These non-GAAP financial data are provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP measures are used for internal management assessments because such measures provide additional insight into ongoing financial performance. Please refer to the attached accompanying reconciliations of the GAAP net income/(loss) and EPS to the non-GAAP supplemental data.

Dean Foate, President and Chief Executive Officer of Plexus, commented, "At the outset of fiscal 2004, our primary objective was to return the company to profitability. To accomplish this, we adopted the mindset of `all good things come from customers.' We re-tooled our Sales & Marketing engine to drive revenue growth and strengthen our customer portfolio, while retaining our focus on operational excellence and our reputation for industry-leading customer service. We were successful in achieving the industry's highest organic (without acquisition) growth rate of 29% and generating a Return on Capital Employed
(ROCE) of 5.4% for fiscal 2004, based on our pro-forma operating income. This is a 930 basis point improvement in ROCE compared to fiscal 2003."

"As we look to fiscal 2005," continued Foate, "our primary objective remains to increase profitability. We expect to achieve this goal with improvements in capacity utilization and operating efficiencies through a combination of moderate revenue expansion and lean manufacturing and inventory management initiatives. Additionally, we will remain intensely focused on working capital utilization and return on capital employed."

"For the full fiscal year of 2005, we are currently planning revenue growth of 15% to 18%. As we look more specifically to our first fiscal quarter, we are initiating revenue guidance of $280 to $290 million

                                     (more)
with EPS of $0.09 to $0.11, excluding any previously announced restructuring and impairment charges," Foate concluded.

Gordon Bitter, Chief Financial Officer, added, "Despite higher sequential revenue, profit expansion in the first fiscal quarter will be moderated by previously announced higher start-up losses at the new facility in Penang, Malaysia, incremental costs associated with the transitioning of programs from the Seattle manufacturing and engineering site, and continued near-term weakness at a couple of sites."

"We are expecting improved sales and earnings in the second half of the year," Bitter continued, "as revenues increase and the drag on earnings from Penang and Seattle dissipate. Our overall tax rate is currently expected to be between 5% and 8% in 2005."

"Our balance sheet remains very strong. We ended the year with cash and short-term investments of approximately $44.9 million. In addition, we have no borrowings outstanding on our bank credit facility," concluded Bitter.

FISCAL Q4 HIGHLIGHTS

o    Sales by industry were:

            INDUSTRY                   Q4 - FISCAL 2004      Q3 - FISCAL 2004
      ---------------------------------------------------- ---------------------

      Networking/Datacom                      43%                   47%
      --------------------------------------------------------------------------
      Medical                                 33%                   28%
      --------------------------------------------------------------------------
      Industrial/Commercial                   15%                   16%
      --------------------------------------------------------------------------
      Computing                                4%                    4%
      --------------------------------------------------------------------------
      Transportation/Other                     5%                    5%
      --------------------------------------------------------------------------


o Top 10 customers comprised 55% of sales during the quarter, up from 54% in the previous quarter.

o Juniper Networks, with 15% of sales, was the only customer representing more than 10% of sales for the quarter.

o Cash flow generated from operations was approximately $19.6 million for the quarter.

o Days sales outstanding in accounts receivable increased to 50 days compared to 46 days in the third quarter of fiscal 2004.

o Inventory increased sequentially from the third quarter by approximately $7 million to $174 million, while annualized turns decreased to 5.8 turns this quarter from 6.0 turns in the third quarter of fiscal 2004.


CONFERENCE CALL/WEBCAST AND REPLAY INFORMATION
    WHAT:        Plexus Corp.'s Fiscal Q4 Earnings Conference Call
    WHEN:        Thursday, October 28, 2004 at 8:30 a.m. Eastern
    WHERE:       877-234-1973 with conference ID Plexus
                 http://ir.plexus.com/ (requires Windows Media Player)
    REPLAY:      The call will be archived until midnight on November 4, 2004 at
                 http://ir.plexus.com/ or via telephone replay at 877-519-4471
                 PIN: 5220384
    CONTACT:     Paula Peltier, 920-720-6647, paula.peltier@plexus.com

NOTE: If you experience problems with the webcast, please email webcastsupport@tfprn.com.



                                     (more)

ABOUT PLEXUS CORP. - THE PRODUCT REALIZATION COMPANY

Plexus (www.plexus.com) is a contract manufacturer of electronics products providing product design, test, manufacturing, fulfillment and aftermarket solutions to branded product companies in the networking, datacommunications, medical, industrial, commercial, defense and computer industries.

The Company's unique Focus Factory manufacturing model and global supply chain solutions, strategically enhanced by value-added product design and engineering services, are developed to optimize lowest total cost, scalability and responsiveness for programs requiring flexibility, technology and quality. Plexus provides award-winning customer service to more than 150 branded product companies in North America, Europe and Asia.

SAFE HARBOR AND FAIR DISCLOSURE STATEMENT

The statements contained in this release which are guidance or which are not historical facts (such as statements in the future tense and statements including "believe," "expect," "intend," "anticipate," "target" and similar terms and concepts) are forward-looking statements that involve risks and uncertainties, including, but not limited the economic performance of the electronics and technology industries; the risk of customer delays, changes or cancellations in both on-going and new programs; the Company's ability to secure new customers and maintain its current customer base; material cost fluctuations and the adequate availability of components and related parts for production; the effect of changes in average selling prices; the effect of start-up costs of new programs and facilities, including preparations relating to the new Malaysia facility; the adequacy of restructuring and similar charges as compared to actual expenses, and possible unexpected costs and operating disruption in transitioning programs; the effect of general economic conditions and world events (such as terrorism); the impact of increased competition; and other risks detailed in the Company's Securities and Exchange Commission filings.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Kristian Talvitie, Director of Strategic Marketing and Communications 920-969-6160 or email at kristian.talvitie@plexus.com

                            (financial tables follow)

                                  PLEXUS CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                   Three Months Ended            Twelve Months Ended
                                                      September 30,                 September 30,
                                             -----------------------------------------------------------
                                                   2004           2003           2004           2003
                                             -------------     ---------      -----------    -----------
                                                                      (unaudited)

Net sales                                       $  273,306     $ 216,076      $ 1,040,858       $807,837
Cost of sales                                      250,315       200,103          954,080        754,872
                                                ----------     ---------      -----------       --------

  Gross profit                                      22,991        15,973           86,778         52,965

Operating expenses:
   Selling and administrative expenses              17,740        15,333           68,259         65,152
   Restructuring and impairment costs                3,809         7,855            9,303         59,344
                                                ----------     ---------      -----------       --------
                                                    21,549        23,188           77,562        124,496
                                                ----------     ---------      -----------       --------

   Operating income (loss)                           1,442        (7,215)           9,216        (71,531)

Other income (expense):
  Interest expense                                    (780)         (673)          (3,080)        (2,817)
  Miscellaneous                                        447           791            1,475          2,624
                                                ----------     ---------      -----------       --------

   Income (loss) before income taxes and
      cumulative effect of change in
      accounting for goodwill                        1,109        (7,097)           7,611        (71,724)

Income tax expense (benefit)                        37,891        (3,224)          39,191        (27,228)
                                                ----------     ---------      -----------       --------

   Loss before cumulative effect of change in
      accounting for goodwill                      (36,782)       (3,873)         (31,580)       (44,496)
   Cumulative effect of change in accounting
      for goodwill, net of income tax benefit
      of $4,755                                          -             -                -        (23,482)
                                                ----------     ---------      -----------       --------

Net loss                                        $  (36,782)    $  (3,873)     $   (31,580)      $(67,978)
                                                ==========     =========      ===========       ========

Earnings per share:
   Basic
   Loss before cumulative effect of change in
      accounting for goodwill                   $    (0.85)    $   (0.09)     $     (0.74)      $  (1.05)
   Cumulative effect of change in accounting
      for goodwill                                       -             -                -          (0.56)
                                                ----------     ---------      -----------       --------
   Net loss                                     $    (0.85)    $   (0.09)     $     (0.74)      $  (1.61)
                                                ==========     =========      ===========       ========

   Diluted
   Loss before cumulative effect of change in
      accounting for goodwill                   $    (0.85)    $   (0.09)     $     (0.74)      $  (1.05)
   Cumulative effect of change in accounting
      for goodwill                                       -             -                -          (0.56)
                                                ----------     ---------      -----------       --------
   Net loss                                     $    (0.85)    $   (0.09)     $     (0.74)      $  (1.61)
                                                ==========     =========      ===========       ========

Weighted average shares outstanding:
   Basic                                            43,168        42,522           42,961         42,284
                                                ==========     =========      ===========       ========
   Diluted                                          43,168        42,522           42,961         42,284
                                                ==========     =========      ===========       ========


                                     (more)

                       NON-GAAP SUPPLEMENTAL INFORMATION
                      (in thousands, except per share data)


                                                          Three Months Ended            Twelve Months Ended
                                                             September 30,                  September 30,
                                                       -------------------------     --------------------------
                                                          2004           2003          2004              2003
                                                       ----------     ----------     ----------       ---------
                                                                              (unaudited)
Net loss - GAAP                                          $(36,782)     $  (3,873)     $ (31,580)       $(67,978)


Add cumulative effect of change in accounting
   for goodwill, net of income tax benefit of                   -              -              -         (23,482)
   $4,755                                                --------      ---------      ---------        --------



Loss before cumulative effect of change in
   accounting for goodwill - GAAP                         (36,782)        (3,873)       (31,580)        (44,496)

Add income tax expense (benefit) - GAAP                    37,891         (3,224)        39,191         (27,228)
                                                         --------      ---------      ---------        --------

Income (loss) before income taxes and cumulative
   effect of change in accounting for goodwill -
   GAAP                                                     1,109         (7,097)         7,611         (71,724)

   Add: Restructuring and impairment costs*                 3,809          7,855          9,303          59,344
                                                         --------      ---------      ---------        --------

Income (loss) before income taxes and excluding
   restructuring and impairment costs - Non-GAAP            4,918            758         16,914         (12,380)

Income tax expense (benefit) - Non-GAAP                       984            318          3,383          (5,200)
                                                         --------      ---------      ---------        --------

Net income (loss) - Non-GAAP                             $  3,934      $     440      $  13,531        $ (7,180)
                                                         ========      =========      =========        ========

Earnings per share - Non-GAAP:
   Basic                                                 $   0.09      $    0.01      $    0.31        $  (0.17)
                                                         ========      =========      =========        ========
   Diluted                                               $   0.09      $    0.01      $    0.31        $  (0.17)
                                                         ========      =========      =========        ========

Weighted average shares outstanding:
   Basic                                                   43,168         42,522         42,961          42,284
                                                         ========      =========      =========        ========
   Diluted                                                 43,593         43,388         43,834          42,284
                                                         ========      =========      =========        ========

                                   SUMMARY OF RESTRUCTURING AND IMPAIRMENT COSTS*

Restructuring and impairment costs:
   Fixed asset impairment                                $  2,059      $   5,240      $   2,107        $ 32,451
   Severance costs                                          1,750          2,349          2,493          10,358
   Lease termination costs                                      -            266          4,703          10,940
   Write-off of goodwill                                        -              -              -           5,595
                                                         --------      ---------      ---------        --------
Total restructuring and impairment costs                 $  3,809      $   7,855      $   9,303        $ 59,344
                                                         ========      =========      =========        ========


                                     (more)

                                  PLEXUS CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)




                                                             September 30,     September 30,
                                                                 2004              2003
                                                             -------------    -------------
                                                                       (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                   $ 40,924          $ 58,993
   Short-term investments                                         4,005            19,701
   Accounts receivable                                          148,301           111,125
   Inventories                                                  173,518           136,515
   Deferred income taxes                                          2,798            23,723
   Prepaid expenses and other                                     4,901             8,326
                                                               --------          --------

   Total current assets                                         374,447           358,383

Property, plant and equipment, net                              129,586           131,510
Goodwill, net                                                    34,179            32,269
Deferred income taxes                                                 -            24,921
Other                                                             7,496             5,971
                                                               --------          --------

   Total assets                                                $545,708          $553,054
                                                               ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term debt and capital
        lease obligations                                      $    811          $    958
      Accounts payable                                          100,588            91,445
      Customer deposits                                          11,952            14,779
      Accrued liabilities:
        Salaries and wages                                       26,050            17,133
        Other                                                    19,686            23,753
                                                               --------          --------

    Total current liabilities                                   159,087           148,068

Long-term debt and capital lease obligations                     23,160            23,502
Other liabilities                                                12,048            10,468

Commitments and contingencies                                         -                 -

Shareholders' equity:
    Common stock, $.01 par value, 200,000 shares
      authorized, 43,184 and 42,607 shares issued and
      outstanding, respectively                                     432               426
    Additional paid-in-capital                                  267,925           261,214
    Retained earnings                                            71,260           102,840
    Accumulated other comprehensive income                       11,796             6,536
                                                               --------          --------

    Total shareholders' equity                                  351,413           371,016
                                                               --------          --------

    Total liabilities and shareholders' equity                 $545,708          $553,054
                                                               ========          ========


                                      ###